EXHIBIT 4.5


               AMENDMENT NO. 3 TO CREDIT AGREEMENT


         AMENDMENT dated as of June 30, 1995, to the $2,200,000,000 Credit Agreement dated as of July 19, 1994 (as heretofore amended, the "Credit Agreement") among FLEMING COMPANIES, INC., the BANKS party thereto, the AGENTS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent.

                       W I T N E S S E T H:

         WHEREAS, the Borrower desires to amend the Credit
Agreement to effect the amendments reflected herein, and the Banks party hereto are willing to agree to such amendments;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         SECTION 2.  Amendment of Section 1.01 of the Credit
Agreement. Section 1.01 of the Credit Agreement is hereby amended by changing the dollar amount set forth in the definition of "Letter of Credit Commitment" from "$160,000,000" to "$200,000,000".

         SECTION 3.  Amendment of Section 2.05 of the Credit
Agreement. (a) The table set out in Section 2.05(a) is hereby amended to read in its entirety as follows:

Rating Level       Base Rate Margin    Additional Margin

     I                  0%                  0.1000%
II, III, IV             0%                  0.1250%
    V                   0%                  0.1875%
    VI                  0%                  0.2500%
    VII                 0.1250%             0.3750%

During Credit Watch
  Period                0%                  0.2500%

       (b) The table set out in Section 2.05(b) is hereby amended to read in its entirety as follows:

Rating Level               CD Margin      Additional Margin

      I                    0.3250%             0.1000%

      II                   0.3750%             0.1250%

      III                  0.4500%             0.1250%

      IV                   0.5750%             0.1250%

      V                    0.8125%             0.1875%

      VI                   1.1250%             0.2500%

      VII                  1.2500%             0.3750%

During Credit Watch
  Period                   1.1250%             0.2500%

       (c) The table set out in Section 2.05(c) is amended to read in its entirety as follows:

                           Euro-Dollar
Rating Level                 Margin       Additional Margin

      I                    0.2000%             0.1000%

      II                   0.2500%             0.1250%

      III                  0.3250%             0.1250%

      IV                   0.4500%             0.1250%

      V                    0.6875%             0.1875%

      VI                   1.0000%             0.2500%

      VII                  1.1250%             0.3750%

  During Credit Watch
        Period             1.0000%             0.2500%

       SECTION 4.  Amendment of Section 2.07 of the Credit
Agreement. The table set out in Section 2.07(a)(i) is hereby amended to read in its entirety as follows:

       Rating Level       Commitment Fee Rate

          I or II               0.0000%

            III                 0.0250%

            IV                  0.0625%

            V                   0.0875%

        VI or VII               0.1250%

      During Credit Watch
            Period              0.1250%

       (b) The table set out in Section 2.07(b) is hereby amended to read in its entirety as follows:

       Rating Level       Facility Fee Rate

            I                  0.1000%

       II, III or IV           0.1250%

            V                  0.1875%

            VI                 0.2500%

            VII                0.3750%

     During Credit Watch
           Period              0.2500%

       (c) The table set out in Section 2.07(c) is hereby amended to read in its entirety as follows:

       Rating Level       Letter of Credit Fee Rate

            I                      0.2000%

            II                     0.2500%

            III                    0.3250%

            IV                     0.4500%

            V                      0.6875%

            VI                     1.0000%

            VII                    1.1250%

     During Credit Watch
           Period                  1.0000%

       SECTION 5. Amendment of Section 5.09 of the Credit Agreement. (a) Section 5.09 of the Credit Agreement is hereby amended by inserting immediately before the colon appearing before the table set forth therein the phrase "opposite the period in which such day occurs".

       (b) Section 5.09 of the Credit Agreement is hereby further amended by changing the table found therein to read in its entirety as follows:

       Period                          Ratio

  Effective Date through
       April 22, 1995                1.40 to 1

  April 23, 1995 through
       December 30, 1995             1.25 to 1

  December 31, 1995 through
       December 30, 1996             1.30 to 1

  December 31, 1996 through
       April 20, 1997                1.40 to 1

  April 21, 1997 through
       December 30, 1997             1.55 to 1

  December 31, 1997 through
       December 30, 1998             1.66 to 1

  December 31, 1998 through
       December 30, 1999             1.77 to 1

  Thereafter                         1.90 to 1

       SECTION 6. Amendment to Section 5.13 of the Credit Agreement. (a) Section 5.13(a) of the Credit Agreement is hereby amended by deleting the word "and" after the semicolon at the end of clause (xiv) thereof, renumbering clause (xv) thereof as clause (xvi), and inserting the following new clause (xv):

         (xv) Debt of the Borrower, payable on demand or maturing less than one year after the date of its incurrence, in an aggregate principal amount outstanding at any time not exceeding $100,000,000; and

       (b)  Clause (vi) of Section 5.13(b) of the Credit
Agreement is hereby amended by changing the phrase "(xiv) and
(xv)" to read "(xiv), (xv) and (xvi)" where such words appear in such clause.

       SECTION 7.  Amendments to Security Documents and
Guarantee Agreements. Each Bank party hereto hereby unconditionally and irrevocably authorizes and directs the Collateral Agent to execute and deliver amendments to each Security Document and Guarantee Agreement substantially in the forms attached hereto as Exhibits A through E.

       SECTION 8. Counterparts; Effectiveness. (a) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Amendment shall become effective as of the date hereof when the Managing Agent shall have received duly executed counterparts hereof signed by the Borrower and (i) except in the case of the amendments contained in Sections 3 and 4 hereof, the Required Banks and (ii) in the case of the amendments contained in Sections 3 and 4 hereof, all the Banks (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Managing Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such Bank). When the amendments contained in Section 3 become effective, interest on Fixed Rate Loans outstanding on the date of effectiveness shall accrue for each day during the applicable Interest Period on or after such date with a CD Margin or Euro-Dollar Margin giving effect to such amendments.

       SECTION 9.  Reduction of Commitments.  When the
amendments contained in Sections 3 and 4 become effective, the Tranche A Commitments shall automatically be reduced by $250,000,000, without any requirement that the Borrower give any notice to the Managing Agent pursuant to Section 2.08 of the Credit Agreement.

       SECTION 10.  Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                      FLEMING COMPANIES, INC.

                         JOHN M. THOMPSON
                      By John M. Thompson
                        Title:  Vice President and
                                Treasurer


                      BANKS

                      MORGAN GUARANTY TRUST COMPANY
                        OF NEW YORK

                         STEPHEN B. KING
                      By Stephen B. King
                         Title: Vice President


                      BANK OF AMERICA NATIONAL TRUST
                        AND SAVINGS ASSOCIATION

                         J. STEPHEN MERNICK
                      By J. Stephen Mernick
                         Title: Senior Vice President


                      THE BANK OF NOVA SCOTIA

                         F.C.H. ASHBY
                      By F.C.H. Ashby
                         Title: Senior Manager Loan Operations


                      CANADIAN IMPERIAL BANK OF COMMERCE

                         GARY C. GASKILL
                      By Gary C. Gaskill
                         Title: Authorized Signatory


                      CREDIT SUISSE

                         DAVID J. WORTHINGTON
                      By David J. Worthington
                         Title: Member of Senior Management

                         MARILOU PALENZUELA
                      By Marilou Palenzuela
                         Title: Member of Senior Management


                      DEUTSCHE BANK AG NEW YORK BRANCH
                        AND/OR CAYMAN ISLANDS BRANCH

                         JEAN M. HANNIGAN
                      By Jean M. Hannigan
                         Title: Assistant Vice President

                         JOHN AUGSBURGER
                      By John Augsburger
                         Title: Vice President


                      THE FUJI BANK, LIMITED

                         DAVID KELLEY
                      By David Kelley
                         Title: Vice President and
                                Senior Manager


                      NATIONSBANK OF TEXAS, N.A.

                         BIANCA HEMMEN
                      By Bianca Hemmen
                         Title: Senior Vice President


                      SOCIETE GENERALE, SOUTHWEST AGENCY

                         RICHARD M. LEWIS
                      By Richard M. Lewis
                         Title: Vice President

                      THE SUMITOMO BANK LTD.
                        HOUSTON AGENCY

                         HARUMITSU SEKI
                      By Harumitsu Seki
                         Title: General Manager

                      TEXAS COMMERCE BANK
                        NATIONAL ASSOCIATION

                         MATTHEW H. HILDRETH
                      By Matthew H. Hildreth
                         Title: Vice President


                      THE TORONTO-DOMINION BANK

                         F.B. HAWLEY
                      By F.B. Hawley
                         Title: Manager Credit Administration


                      UNION BANK OF SWITZERLAND,
                        HOUSTON AGENCY

                         JAN BUETTGEN
                      By Jan Buettgen
                         Title: Vice President -
                                Corporate Banking

                         GEORGE KUBORE
                      By George Kubore
                         Title: Assistant Vice President


                      FIRST INTERSTATE BANK OF CALIFORNIA

                         WILLIAM J. BAIRD
                      By William J. Baird
                         Title: Senior Vice President

                         JUDY MAAHS
                      By Judy Maahs
                         Title: Assistant Vice President


                      WACHOVIA BANK OF GEORGIA,
                        NATIONAL ASSOCIATION

                         DAVID L. GAINES
                      By David L. Gaines
                         Title: Senior Vice President


                      CREDIT LYONNAIS NEW YORK BRANCH

                         ROBERT IVOSEVICH
                      By Robert Ivosevich
                         Title: Senior Vice President


                      COOPERATIEVE CENTRALE
                        RAIFFEISEN-BOERENLEENBANK B.A.,
                        "RABOBANK NEDERLAND",
                        NEW YORK BRANCH

                         J. SCOTT TAYLOR
                      By J. Scott Taylor
                         Title: Vice President

                         W. JEFFREY VOLLACK
                      By W. Jeffrey Vollack
                         Title: Vice President, Manager


                       THE SANWA BANK LIMITED,
                        DALLAS AGENCY

                         BLAKE WRIGHT
                      By Blake Wright
                         Title: Vice President


                      BANQUE NATIONALE DE PARIS

                         HENRY F. SETINA
                      By Henry F. Setina
                         Title: Vice President


                      BOATMEN'S FIRST NATIONAL BANK
                        OF OKLAHOMA

                         K. RANDY ROPER
                      By K. Randy Roper
                         Title: Senior Vice President


                      CITIBANK N.A.

                         W. P. STENGEL
                      By W. P. Stengel
                         Title: Vice President


                      COMMERZBANK AG, ATLANTA AGENCY

                         ANDREAS K. BREMER
                      By Andreas K. Bremer
                         Title: Senior Vice President & Manager

                         CLAUDIA ROST
                      By Claudia Rost
                         Title: Assistant Treasurer


                      DAI-ICHI KANGYO BANK, LTD.
                        NEW YORK BRANCH

                         ANDREAS PANTELI
                      By Andreas Panteli
                         Title: Vice President


                      THE INDUSTRIAL BANK OF JAPAN, LTD.

                         ROBERT W. RAMAGE, JR.
                      By Robert W. Ramage, Jr.
                         Title: Senior Vice President


                      LTCB TRUST COMPANY

                         SATORU OTSUBO
                      By Satoru Otsubo
                         Title: Executive Vice President


                      THE MITSUBISHI BANK, LIMITED
                        HOUSTON AGENCY

                         TAKESHI YOKOKAWA
                      By Takeshi Yokokawa
                         Title: Joint General Manager


                      NATIONAL WESTMINSTER BANK Plc
                        NASSAU BRANCH

                         ERNEST V. HODGE
                      By Ernest V. Hodge
                         Title: Vice President


                      NATIONAL WESTMINSTER BANK Plc
                        NEW YORK BRANCH

                         ERNEST V. HODGE
                      By Ernest V. Hodge
                         Title: Vice President


                      UNITED STATES NATIONAL BANK
                        OF OREGON

                         BLAKE R. HOWELLS
                      By Blake R. Howells
                         Title: Vice President


                      BANK OF AMERICA ILLINOIS

                         J. STEPHEN MERNICK
                      By J. Stephen Mernick
                         Title: Senior Vice President


                      PNC BANK, NATIONAL ASSOCIATION

                         GREGORY T. GASCHLER
                      By Gregory T. Gaschler
                         Title: Vice President


                      BANK OF HAWAII

                         JOSEPH T. DONALSON
                      By Joseph T. Donalson
                         Title: Vice President


                      THE BANK OF TOKYO, LTD.,
                        DALLAS AGENCY

                         JOHN M. MEARNS
                      By John M. Mearns
                         Title: Vice President & Manager


                      BANQUE PARIBAS

                         PIERRE-JEAN DE FILIPPIS
                      By Pierre-Jean de Filippis
                         Title: General Manager

                         ROBERT G. SHAW
                      By Robert G. Shaw
                         Title: Vice President


                      BANQUE FRANCAISE DU COMMERCE
                        EXTERIEUR

                         IAIN A. WHYTE
                      By Iain A. Whyte
                         Title: Assistant Vice President

                         KENNETH C. COULTER
                      By Kenneth C. Coulter
                         Title: Vice President


                      BAYERISCHE VEREINSBANK AG,
                        LOS ANGELES AGENCY

                         JOHN CARLSON
                      By John Carlson
                         Title: Vice President

                         SYLVIA K. CHENG
                      By Sylvia K. Cheng
                         Title: Vice President


                      BHF-BANK, NEW YORK BRANCH

                         PAUL TRAVERS
                      By Paul Travers
                         Title: Vice President

                         PERRY FORMAN
                      By Perry Forman
                         Title: Assistant Vice President


                      DAIWA BANK TRUST COMPANY

                         JOEL LIMJAP
                      By Joel Limjap
                         Title: Vice President

                         MASAFUMI ASAI
                      By Masafumi Asai
                         Title: Vice President & Manager


                      DG BANK
                        DEUTSCHE GENOSSENSCHAFTSBANK

                         NORAH MCCANN
                      By Norah McCann
                         Title: Senior Vice President

                         KAREN A. BRINKMAN
                      By Karen A. Brinkman
                         Title: Vice President


                      FIRST HAWAIIAN BANK

                         ROBERT M. WHEELER III
                      By Robert M. Wheeler III
                         Title: Vice President


                       FIRST UNION NATIONAL BANK
                        OF NORTH CAROLINA

                         MARK M. HARDEN
                      By Mark M. Harden
                         Title: Vice President


                      LIBERTY BANK AND TRUST COMPANY
                        OF OKLAHOMA CITY, N.A.

                         LAURA CHRISTOFFERSON
                      By Laura Christofferson
                         Title: Vice President


                      MANUFACTURERS AND TRADERS
                        TRUST COMPANY

                         GEOFFREY R. FENN
                      By Geoffrey R. Fenn
                         Title: Vice President


                      THE MITSUBISHI TRUST AND BANKING
                        CORPORATION

                          MASAAKI YAMAGISHI
                      By  Masaaki Yamagishi
                         Title: Chief Manager


                      THE MITSUI TRUST AND BANKING
                        COMPANY, LIMITED

                         GERARD MACHADO
                      By Gerard Machado
                         Title: Vice President

                      NORWEST BANK MINNESOTA,
                        NATIONAL ASSOCIATION

                         PERRY G. PELOS
                      By Perry G. Pelos
                         Title: Vice President


                      WESTDEUTSCHE LANDESBANK
                        GIROZENTRALE, New York Branch

                         RICHARD R. NEWMAN
                      By Richard R. Newman
                         Title: Vice President

                         S. BATINELLI
                      By S. Batinelli
                         Title: Vice President


                      WESTDEUTSCHE LANDESBANK
                        GIROZENTRALE, Cayman Islands
                        Branch

                         L. GUERNSEY
                      By L. Guernsey
                         Title: Vice President

                         S. BATINELLI
                      By S. Batinelli
                         Title: Vice President


                      THE YASUDA TRUST AND BANKING
                        COMPANY, LTD.

                         NEIL T. CHAU
                      By Neil T. Chau
                         Title: First Vice President


                       THE FIRST NATIONAL BANK OF CHICAGO

                         LYNN M. HICKEY
                      By Lynn M. Hickey
                         Title: Corporate Banking Officer


                      BANK HAPOALIM B.M., Los Angeles Branch

                         SHMUEL SHAKKED
                      By Shmuel Shakked
                         Title: Senior Vice President

                         LORI LAKE
                      By Lori Lake
                         Title: Assistant Vice President


                      THE CHASE MANHATTAN BANK, N.A.

                         DAHLIA C. MUNROE
                      By Dahlia C. Munroe
                         Title: Second Vice President


                      KREDIETBANK N.V.

                         ROBERT SNAUFFER
                      By Robert Snauffer
                         Title: Vice President

                         THOMAS R. LALLI
                      By Thomas R. Lalli
                         Title: Vice President


                      MERCANTILE BANK OF ST. LOUIS
                        NATIONAL ASSOCIATION

                         JOHN BILLINGS
                      By John Billings
                         Title: Vice President


                      THE SUMITOMO BANK OF CALIFORNIA

                         SEISHI JIROMARU
                      By Seishi Jiromaru
                         Title: Senior Vice President &
                                Division Manager